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                                                      EXHIBIT NO. 11

                                      Statement re Computation of Per Share Earnings



                                       WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                                         (in thousands, except per share amounts)

                                                        (Unaudited)


                                                                  For the Quarter Ended             For the Nine Months Ended
                                                                       September 30,                       September 30,
                                                                 -----------------------             ------------------------
                                                                     1997         1996                   1997          1996
                                                                 ----------    ---------             ----------    ----------

Net income...................................................    $   21,401    $  17,071             $   59,716    $   32,665
                                                                 ==========    =========             ==========    ==========

Weighted average common shares outstanding:

     Primary.................................................        50,982       50,719                 50,881        50,608
                                                                 ==========    =========             ==========    ==========

     Fully diluted...........................................        51,961       51,952                 51,951        51,860
                                                                 ==========    =========             ==========    ==========

Earnings per common share outstanding:

     Primary.................................................    $      .42    $     .34             $     1.17    $      .65
                                                                 ==========    =========             ==========    ==========

     Fully diluted...........................................    $      .41    $     .33             $     1.15    $      .63
                                                                 ==========    =========             ==========    ==========

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